Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement”) is entered into as of February 11, 2026 (the “Effective Date”) by and between Olenox Industries Inc., a Delaware corporation (the “Company”) and Michael McLaren, an individual (the “Note Holder”). The Company and Note Holder may be hereinafter referred to collectively as the “Parties”, or individually as a “Party”.

RECITALS

WHEREAS, Note Holder and Cycle Energy Corp., a Texas corporation (“Cycle”) executed that certain Restated Promissory Note dated February 25, 2023, with a principal balance of $1,674,096.07 (the “Note”), a copy of which is attached hereto as Exhibit A, which accrues interest at twelve percent (12%) interest per annum;

WHEREAS, Cycle and Olenox Corp., a Wyoming corporation (“Olenox”) assumed the Note pursuant to the terms of a merger agreement dated February 22, 2024, between Cycle and Olenox;

WHEREAS, Olenox was acquired by the Company pursuant to the terms of a merger agreement dated February 2, 2025, between the Company and Olenox’s parent company, New Asia Holdings Corp. (“NAHD”);

WHEREAS, on April 10, 2025, the Parties agreed to a settlement of the outstanding balance of the Note issuing 1,216,000 shares of common stock of the Company, par value $0.01 (the “Common Stock”), which paid off $426,000 worth of interest on the Note;

WHEREAS, on August 25, 2025, the Parties agreed to a settlement issuing 1,300,000 (pre-reverse split) shares of Common Stock, which paid off $234,650 towards the interest and principal on the Note;

WHEREAS, on September 12, 2025, the Parties agreed to a settlement issuing 70,000 shares (post-reverse split) of Common Stock, which paid off $632,000 towards the interest and principal on the Note;

WHEREAS, on October 12, 2025, the Parties agreed to a settlement issuing 203,000 shares of Common Stock at a price of $3.24 per share, which paid off $658,118.52 towards the interest and principal on the Note,

WHEREAS, the Parties now desire to settle all of the outstanding principal and interest owed to the Note Holder via the issuance of shares of the Company’s common stock, all upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

SETTLEMENT AND RELEASE

1. Settlement Shares

The Parties acknowledge that the outstanding interest accured under the Note as of the Effective Date is equal to $83,236.98, and the outstanding principal balance of the Note is equal to $255,432.97, for a total value to be converted equal to $338,669.95. The share price for the conversion shall be fifty percent (50%) of the 3-day VWAP as of market close on 2/10/2026, being $1.0813, for an effective conversion price of $0.5407. As full and final settlement of the Note, the Parties hereby agree that the Company shall issue 626,325 shares of common stock of the Company, par value $0.01 (the “Shares”) to the Note Holder. The Parties agree that the value of Shares issued to the Note Holder shall be applied toward the balance owed under the Note (equal to the number of issued Shares to the Note Holder multiplied by the share price of the issued Shares) to the balance owed under the Note, first to the accrued interest, and then to the principal. The Company shall deliver the Shares to the Note Holder as soon as possible after execution of this Settlement.

The Company represents, warrants, and covenants to the Note Holder as follows: (a) the Company has a sufficient number of authorized but unissued shares to be able to issue the Shares to the Note Holder without requiring amendment of its certificate of incorporation or other shareholder action; (b) the Company has been a been reporting company under the Securities Exchange Act of 1934, and the rules and regulations thereunder (collectively, the “Exchange Act”) since February 11, 1997 (“Reporting Date”); (c) since the Reporting Date, the Company has filed all reports (other than Form 8-K reports) and has filed all interactive data (XBRL) exhibits, in each case as required under the Exchange Act; and (d) the Company shall continue to timely file all required reports and other filings until such time as all applicable holding periods with respect to resale or transfer of the Shares under the Exchange Act have expired.

2. Settlement and Release

The Note Holder agrees to waive, generally and release and discharge the Company, NAHD, Olenox, and Cycle from any and all claims, demands, damages, losses, liabilities, payment obligations, causes of action, costs and attorney’s fees, of whatever kind or nature, related to any alleged or actual breaches or default of the Note, and any issues related thereto, directly or indirectly, arising prior to the Effective Date. It is an express condition of and part of the consideration of this Settlement, and it is the intention of the Parties that this release shall be effective as to bar each and every claim, demand, damages, loss, liability, payment obligation, cause of action, cost, expense, and attorney’s fees arising in any way related to the Note prior to the Effective Date.

3. Acknowledgement of Mutual Compromise

The Parties hereby acknowledge and agree that the exchanges set forth in this Settlement, including the mutual exchanges of promises and covenants between the Parties, reflect a mutual compromise and constitute mutual exchanges of valuable consideration. The Parties agree that this acknowledgement and representation is a material inducement to the Parties entering into this Settlement. It is the intention of the Parties to bring full, final, and unconditional resolution of all claims asserted, or which could have been asserted, by either Party against the other related to the Note arising prior to the Effective Date.

4. Confidentiality

Unless otherwise required by law, statute or regulation, the Parties agree that the financial terms and provisions of this Settlement shall remain and be kept strictly confidential and shall not be disclosed, except if (i) required to comply with applicable law, statute, or regulation, (ii) either Party is the subject of a subpoena or court order; or (iii) either Party is enforcing the terms of this Settlement whether or not a lawsuit is filed. Further, a Party may disclose this Settlement to its attorneys, accountants, and/or financial advisors (“Authorized Individuals”), but only if such relevant person must have such information for the performance of his or her responsibilities, and such Authorized Individuals are informed to keep such information confidential.

5. No Admission of Liability

The Parties agree that this Settlement is a compromise and settlement of each Party’s disputed claims and/or defenses and that neither the execution nor the terms hereof may be construed as an admission of fault or liability on the part of any Party with respect to the disputed matters.

6. Choice of Law and Venue.

All terms of this Settlement shall be governed by and interpreted according to the substantive laws of the State of Delaware, without regard to choice of law or conflict of law principles. Further, all Parties consent to venue in the state and federal courts of Delaware.

7. Attorney’s Fees and Costs

Each Party shall bear its own attorney’s fees and costs incurred in relation to the negotiation and execution of this Settlement. In the event either of the Parties brings an action to enforce any provision of this Settlement the prevailing Party shall be entitled to recover the reasonable attorneys’ fees and costs it incurred in such enforcement or action.

8. All Parties as Drafters

The Parties agree that each has reviewed this Settlement and contributed to its drafting. Accordingly, none of the Parties shall be construed as the drafter of this Settlement, and therefore this Settlement shall not be construed against any Party as its drafter.

9. Severability

If any provision of this Settlement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Settlement shall not be affected.

10. Counterparts

This Settlement may be executed in counterparts, each of which shall be deemed an original. Delivery of an executed counterpart signature page of this Settlement by electronic means (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, or other electronic means intended to preserve the original graphic and pictorial appearance of a document) has the same effect as delivery of an executed original of this Settlement.

11. Amendment

This Settlement may not be altered or amended in any manner except by a writing signed by both Parties.

12. Interpretation

Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions and headings of the sections of this Settlement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates appearing below their names herein.

OLENOX INDUSTRIES INC.		MICHAEL MCLAREN

By:	/s/ Patricia Kaelin	By:	/s/ Mike McLaren
	Patricia Kaelin, CFO		Mike McLaren

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